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                                                                     Exhibit 5.1


                   [Letterhead of Thompson Hine & Flory LLP]


September 8, 1998

Realty ReFund Trust
1750 Huntington Building
925 Euclid Avenue
Cleveland, Ohio  44115

Re: 4,182,361 Shares of Beneficial Interest Registered Pursuant to Realty ReFund Trust's Registration Statement on Form S-2, No. 333-56301

Ladies and Gentlemen:

In connection with the filing by Realty ReFund Trust (the "Company") with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-2 and an Amendment No. 1 to Registration Statement on Form S-2 (collectively, the "Registration Statement"), registering 4,182,361 shares of beneficial interest, without par value, of the Company (the "Shares") for reoffer and resale by certain Selling Stockholders named therein, we have examined the following:

         1. The Second Amended and Restated Declaration of Trust and the By-laws of the Company as currently in effect.

         2. Such records of corporate proceedings and such other documents, and such questions of law, as we deemed necessary to examine as a basis for the opinions hereinafter expressed.

         3.       The Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based on the foregoing and subject to effectiveness of the Registration Statement with the Securities and Exchange Commission and to registration or qualification under the securities laws of the states in which the securities may be sold, we are of the opinion that when the Shares registered pursuant to the Registration Statement are sold in the manner



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Realty ReFund Trust
September 8, 1998
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contemplated by the Registration Statement, they will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of Ohio. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ THOMPSON HINE & FLORY LLP
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Thompson Hine & Flory LLP